                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        VISTA MEDICAL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                           VISTA MEDICAL TECHNOLOGIES, INC.
                            5451 AVENIDA ENCINAS, SUITE A
                                  CARLSBAD, CA 92008

                                                               April 28, 1999


To the Stockholders of
  VISTA MEDICAL TECHNOLOGIES, INC.

     You are cordially invited to attend the Annual Meeting of the Stockholders of Vista Medical Technologies, Inc., to be held on Tuesday, June 8, 1999 at 10:00 a.m. at the Westin Harbor Island located at 1590 Harbor Island Drive, San Diego, California.

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     If you do not plan to attend the Annual Meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.

                                   Sincerely,

                                   /s/ John R. Lyon
                                   --------------------------------------
                                   John R. Lyon
                                   PRESIDENT AND CHIEF EXECUTIVE OFFICER


                              YOUR VOTE IS IMPORTANT

     In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

                          VISTA MEDICAL TECHNOLOGIES, INC.
                           5451 AVENIDA ENCINAS, SUITE A
                            CARLSBAD, CALIFORNIA 92008

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 8, 1999


TO THE STOCKHOLDERS OF
  VISTA MEDICAL TECHNOLOGIES, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vista Medical Technologies, Inc. (the "Company") will be held at the Westin Harbor Island located at 1590 Harbor Island Drive, San Diego, California on Tuesday, June 8, 1999 at 10:00 a.m. (the "Annual Meeting") for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

          1. To elect two Class I directors for a term of three years or until their successors are duly elected and qualified. The Board of Directors has nominated the following persons for election at the Annual Meeting:
     Nicholas B. Binkley and Larry M. Osterink.

          2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 15, 1999 are entitled to notice of and to vote at the Annual Meeting. The transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

                              By Order of the Board of Directors

                              /s/ Robert J. De Vaere
                              -----------------------------
                              Robert J. De Vaere
                              CHIEF FINANCIAL OFFICER, VICE PRESIDENT OF FINANCE AND ADMINISTRATION AND SECRETARY


Carlsbad, California
April 28, 1999

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                          VISTA MEDICAL TECHNOLOGIES, INC.
                           5451 AVENIDA ENCINAS, SUITE A
                             CARLSBAD, CALIFORNIA 92008

                                  PROXY STATEMENT

                       FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                     TO BE HELD
                                    JUNE 8, 1999


     The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Vista Medical Technologies, Inc., a Delaware corporation (the "Company" or "Vista"), for use at the annual meeting of stockholders to be held on June 8, 1999 (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. at the Westin Harbor Island located at 1590 Harbor Island Drive, San Diego, California. Stockholders of record on April 15, 1999 will be entitled to notice of and to vote at the Annual Meeting. These proxy solicitation materials were first mailed to stockholders on or about April 28, 1999.

     The mailing address of the principal executive office of the Company is 5451 Avenida Encinas, Suite A, Carlsbad, California 92008.



                              PURPOSE OF THE MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders ("Notice"). Each proposal is described in more detail in this Proxy Statement.

                          VOTING RIGHTS AND SOLICITATION

VOTING

     On April 15, 1999, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 13,694,434 shares of the Company's common stock, par value $.01 (the "Common Stock"), were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 15, 1999.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

PROXIES

     If the enclosed Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the Proxy will be voted FOR the approval of Proposal 2 described in this Proxy Statement and the accompanying Notice. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Chief Financial Officer of the Company at the Company's principal executive offices at 5451 Avenida Encinas, Suite A, Carlsbad, California 92008, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of Proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit Proxies other than by mail.


                                    PROPOSAL 1

                               ELECTION OF DIRECTORS

GENERAL

     The Board of Directors of the Company is currently comprised of six members with one vacancy. The directors are divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. The vacancy is in the category of Class I directors whose terms expire at the 1999 annual meeting of stockholders.

NOMINEES FOR CLASS I DIRECTORS

     Two Class I directors are to be elected at the annual meeting for a three-year term ending in 2002. The Board of Directors has nominated Nicholas
B. Binkley and Larry M. Osterink for re-election as Class I directors. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the re-election of Messrs. Binkley and Osterink. Vista Medical Technologies expects Messrs. Binkley and Osterink will accept such nomination. In the event that either Mr. Binkley or Mr. Osterink is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the present Board of Directors. The term of office of the persons elected as directors will continue until such director's term expires in 2002 or until such director's successor has been elected and qualified.

VOTE REQUIRED

     Directors are elected by a plurality of votes cast. Votes withheld and broker non-votes are not counted toward a nominee's total.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

NOMINEES

     The following table sets forth information regarding the nominees for Class I directors with terms expiring in 2002.

                                           Year First                 Class
                                           Elected                 Termination
                 Name                      Director        Age         Year       Position
--------------------------------------     ---------       ----        ----       ----------
Nicholas B. Binkley (1)...............      1995            53         2002        Director

Larry M. Osterink, Ph.D.(2) ..........      1995            58         2002        Director


(1)   Member of Compensation Committee.
(2)   Member of Audit Committee.

BUSINESS EXPERIENCE OF NOMINEES FOR CLASS I DIRECTORS WITH TERMS ENDING UPON THE 2002 ANNUAL MEETING OF STOCKHOLDERS

     NICHOLAS B. BINKLEY. Mr. Binkley has served as a Director of the Company since July 1995. In June 1993, Mr. Binkley was one of the founding principals of Forrest Binkley & Brown L.P., the managing general partner of SBIC Partners, L.P., a private equity investment fund licensed as a small business investment company by the U.S. Small Business Administration. From 1977, Mr. Binkley served in a variety of senior executive positions at Security Pacific Corporation ("SPC"), including Chairman and Chief Executive Officer of Security Pacific Financial Services System, SPC's non-banking subsidiary, from 1981, and Vice Chairman of the Board of Directors of SPC from 1991. In April 1992, Mr. Binkley became Vice Chairman of the Board of Directors of BankAmerica Corporation ("BankAmerica"), following the merger of SPC into BankAmerica, serving in such capacity until his resignation in May 1993. Mr. Binkley is a director of Golden State Vintners, Inc. and several privately - held companies. Mr. Binkley is a graduate of The Colorado College and holds a masters degree from Johns Hopkins School of Advanced International Studies.

     LARRY M. OSTERINK. Dr. Osterink has been a Director of the Company since July 1995. Dr. Osterink has been Executive Vice President of Clinicon Corporation since January 1998. From 1993 until 1998, Dr. Osterink served as President of Medical Optics Inc., a subsidiary of Kaiser Aerospace. From 1984 to 1992, Dr. Osterink was President of Kaiser Electro-Optics Inc. and from 1979 to 1984 he was General Manager of the Industrial Laser Division of SpectraPhysics Inc. Dr. Osterink graduated from Michigan State University and holds a Ph.D. in Electrical Engineering from Stanford University.

BUSINESS EXPERIENCE OF INCUMBENT CLASS II DIRECTORS WITH TERMS ENDING UPON THE 2000 ANNUAL MEETING OF STOCKHOLDERS

     OLAV B. BERGHEIM. Mr. Bergheim has served as a Director of the Company since August 1996. Mr. Bergheim has been a Venture Partner of Domain Associates since October 1995. From April to July 1995, Mr. Bergheim was Executive Vice-President of Coram Healthcare and from 1977 to 1995 served in various management capacities with Baxter Healthcare Corporation in Europe and the United States. From 1992 to 1995, Mr. Bergheim was President of Baxter's Cardiovascular Group. Mr. Bergheim is a director of Fusion Medical Technologies, Inc. Mr. Bergheim graduated from the University of Oslo with a Masters degree in Industrial Pharmacy.

     DANIEL J. HOLLAND. Mr. Holland has served as a Director of the Company since July 1995. Mr. Holland is a General Partner of One Liberty Fund III, a venture capital fund organized in 1995. He served as President of Morgan, Holland Ventures Corporation until 1995 when he was appointed Senior Officer of One Liberty Ventures, Inc. (formerly Morgan, Holland Ventures Corporation). He has also served as a Managing General Partner of Morgan, Holland Fund and Morgan, Holland Fund II since 1981 and 1988, respectively. Mr. Holland holds a B.S. in mechanical engineering from The Massachusetts Institute of Technology and an MBA from Harvard Business School.

BUSINESS EXPERIENCE OF INCUMBENT CLASS III DIRECTORS WITH TERMS ENDING UPON THE 2001 ANNUAL MEETING OF STOCKHOLDERS

     JAMES C. BLAIR. Dr. Blair has served as Chairman of the Board and a Director of the Company since July 1995. Dr. Blair has been a General Partner of Domain Associates, a venture capital management company, since 1985. From 1969 to 1985, Dr. Blair was an officer of three investment banking and venture capital firms. Dr. Blair is a director of Amylin Pharmaceuticals, Inc., Aurora Biosciences Corp., CoCensys Inc., Dura Pharmaceuticals, Inc. and Trega Biosciences Inc., all biopharmaceutical companies. Dr. Blair is a graduate of Princeton University and holds a Ph.D. from the University of Pennsylvania.

     JOHN R. LYON. Mr. Lyon co-founded the Company in July 1993 and has served as President since July 1993, as Chief Executive Officer since December 1996 and as a director of the Company since July 1995. Prior to co-founding Vista Medical, Mr. Lyon served for three years with Cooper Companies, as President of the International Division within Cooper's Health Care Group from January 1991 through December 1992, and as President of CooperSurgical, a manufacturer and distributor of minimally invasive surgical products, from January 1992 through January 1993. Mr. Lyon also was employed by Kaiser Aerospace in a business development role from February 1993 until the Company was founded in July 1993. Mr. Lyon holds a B.A. from the University of Durham, United Kingdom.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors held six meetings during the fiscal year ended December 31, 1998 (the "1998 Fiscal Year"). The Board of Directors has an Audit Committee and a Compensation Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 1998 Fiscal Year. The Compensation Committee held four meetings and acted by unanimous written consent one time during the 1998 Fiscal Year. The Audit Committee held one meeting during the 1998 Fiscal Year.

     The Company has a standing Compensation Committee currently composed of Dr. Blair and Mr. Binkley. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company, including salary and stock options. The Committee is also responsible for granting stock awards, stock options and stock appreciation rights and other awards to be made under the Company's existing incentive compensation plans. The Company also has a standing Audit Committee composed of Mr. Holland and Dr. Osterink. The Audit Committee assists in selecting the Company's independent auditors and in designating services to be performed by, and maintaining effective communication with, those auditors.

DIRECTOR COMPENSATION

     The Company reimburses its directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. Under the 1997 Stock Option/Issuance Plan, as amended, (the "Plan") which was adopted in February 1997 and amended in March and May 1997, beginning with the first Annual Meeting following the Company's initial public offering in July 1997, each non-employee director who is first elected to the Board will automatically receive an option to purchase 15,000 shares of Common Stock for the first year of the director's Board term and 5,000 shares of Common Stock for each additional year remaining on the director's Board term following the automatic option grant. Each director who is currently serving on the Board will receive an option to purchase 5,000 shares of Common Stock for each additional year for which he is elected as a director. Therefore, each of the nominees, if elected, will receive an option to purchase 5,000 shares of Common Stock for each additional year for which he is elected as a director. These options will have an exercise price equal to 100% of the fair market value of the Common Stock on the grant date. The grant of 15,000 shares will become exercisable in equal monthly installments over four years of Board service completed by the director following such grant, and the grants of 5,000 shares will become exercisable at the end of one year of Board service completed by the director following the date of grant.

     Under the Company's 1995 Stock Option Plan (the "Predecessor Plan"), each non-employee director received a fully vested option to purchase 4,500 shares of Common Stock in December 1996, and Mr. Lyon received an option to purchase 11,250 shares of Common Stock of the Company. The option grant to Mr. Lyon vests over five years, subject to acceleration upon a change of control. Fifty percent of the shares subject to Mr. Lyon's option will immediately vest in the event the Company is acquired by a merger or asset sale, unless the Company's repurchase rights with respect to those shares are transferred to the acquiring entity. The other 50% of the shares will immediately vest if Mr. Lyon is terminated without cause within two years of the merger or asset sale.

                                    PROPOSAL 2

                       RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP, independent public auditors for the Company during the 1998 Fiscal Year, to serve in the same capacity for the year ending December 31, 1999, and is asking the stockholders to ratify this appointment.

VOTE REQUIRED

     The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young LLP. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                               OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of January 31, 1999, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and (iv) all current directors and executive officers as a group.

                                                  Number of             Percentage
Name and Address of Beneficial Owner (1)          Shares (1)        Beneficially Owned(2)
----------------------------------------      -----------------     ----------------------
Funds advised by Domain Associates (3)            1,873,320                13.8%
One Palmer Square
Princeton, NJ 08542

SBIC Partners, L.P.                               1,633,625                12.0%
201 Main Street, Suite 2302
Fort Worth, TX 76102

Medtronic Asset Management, Inc.                  1,600,000                11.8%
7000 central Avenue NE
Minneapolis, MN 55432

Foster City Partners                              1,551,944                11.4%
950 Tower Lane, Suite 800
Foster City, CA 94404

Biotechnology Investments Limited (B.I.L.)          926,736                 6.8%
Post Office Box 58
St. Julian's Court
St. Peter Port
Guernsey, Channel Islands

Dimensional Fund Advisors                           750,100                 5.5%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

One Liberty Fund III, L.P.                          646,915                 4.8%
1 Liberty Square, 2nd Floor
Boston, MA 02109

James C. Blair (3)                                1,873,320                13.8%

John R. Lyon (4)                                    433,504                 3.1%

Olav B. Bergheim (5)                                 19,500                 *

Nicholas B. Binkley (6)                           1,639,125                12.1%

Daniel J. Holland (7)                               667,415                 4.9%

Larry Osterink (8)                                  139,500                 1.0%

Koichiro Hori (9)                                   282,296                 2.1%

Nancy M. Briefs (10)                                191,627                 1.4%

Allen Newman (11)                                   213,931                 1.6%

Robert J. De Vaere (12)                              71,520                 *

All directors and executive officers as a         5,531,738                39.0%
group (10 persons) (13)

*    Less than 1%

     (1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable upon exercise of certain outstanding options as described in the footnotes below.
           The address for those individuals for which an address is not otherwise indicated is: 5451 Avenida Encinas, Suite A, Carlsbad, California 92008.

     (2) Percentage of ownership is calculated pursuant to Commission Rule 13d-3(d)(1).

     (3) Includes 1,767,787 shares beneficially owned by Domain Partners III, L.P., 24,161 shares beneficially owned by Domain Partners, II L.P., 61,872 shares beneficially owned by DP III Associates, L.P. and 19,500 shares beneficially owned by Domain Associates L.L.C. Dr. Blair is a general partner of One Palmer Square Associates, II, L.P., which is the general partner of Domain Partners II, L.P., and he is also a general partner of One Palmer Square Associates, III, L.P., the general partner of Domain Partners III, L.P. and DP III Associates. Dr. Blair has an indirect beneficial ownership of these shares. Dr. Blair is a managing member of Domain Associates L.L.C. Excludes 926,736 shares beneficially owned by BIL. Pursuant to a contractual agreement, Domain Associates L.L.C. is the U.S. venture capital advisor to BIL. Domain Associates L.L.C. has neither voting nor investment power over BIL and Dr. Blair and Domain Associates L.L.C. disclaim beneficial ownership of the BIL shares.

     (4) Includes 262,329 shares issuable upon exercise of options exercisable within 60 days of January 31, 1999.

     (5) Mr. Bergheim is employed by Domain Associates as a Venture Partner. Mr. Bergheim has no beneficial ownership of any of the shares owned by funds advised by Domain Associates.

     (6) Includes 1,500 shares issuable upon exercise of options exercisable within 60 days of January 31, 1999. Also includes 4,000 shares beneficially owned by The Binkley Family Trust, of which Mr. Binkley is a trustee, and 1,633,625 shares beneficially owned by SBIC Partners, L.P., a Texas limited partnership ("SBIC Partners"). SBIC Partners is the beneficial owner of all shares of the Company's Common Stock registered in its name. Forrest Binkley & Brown L.P., a Texas limited partnership ("FBB"), is the managing general partner of SBIC Partners, and Forrest Binkley & Brown Venture Co., a Texas corporation ("Venture Co."), is the sole general partner of FBB.
           Mr. Binkley is a limited partner of FBB, and is an executive officer, director and shareholder of Venture Co. Mr. Binkley disclaims beneficial ownership with respect to all shares of Common Stock owned by SBIC Partners, except to the extent of his pecuniary interest therein.

     (7) Includes 1,000 shares owned by Mr. Holland and 19,500 shares issuable upon exercise of options exercisable within 60 days of January 31, 1999. Also includes 646,915 shares beneficially owned
           by One Liberty Fund III, L.P.   Mr. Holland is a general partner of
           One Liberty Partners III, L.P., which is a general partner of One Liberty Fund III, L.P. Mr. Holland disclaims beneficial ownership with respect to all shares of Common Stock owned by One Liberty Fund III, L.P.

     (8) Includes 19,500 shares issuable upon exercise of options exercisable within 60 days of January 31, 1999.

     (9) Includes 78,000 shares issuable upon exercise of options exercisable within 60 days of January 31, 1999.

     (10) Includes 99,875 shares issuable upon exercise of options exercisable within 60 days of January 31, 1999. Also includes 37,500 shares beneficially owned by Delaware Charter Guarantee & Trust TTEE FBO Nancy Briefs (the "Briefs Trust"). Ms. Briefs is a beneficiary of the Briefs Trust.

     (11) Includes 138,000 shares issuable upon exercise of options exercisable within 60 days of January 31, 1999.

     (12) Includes 10,329 shares issuable upon exercise of options exercisable within 60 days of January 31, 1999.

     (13) Includes 629,033 shares issuable upon exercise of options exercisable within 60 days of January 31, 1999. See also footnotes 3, 6, 7 and 10.

                        EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The executive officers and key employees of the Company as of January 31, 1999, are as follows:

            Name                       Age       Position
---------------------------------      ---       --------------------------
John R. Lyon....................       52        President, Chief Executive Officer
                                                 and Director

Koichiro (Ken) Hori ............       62        Senior Vice President, Advanced
                                                 Technology

Allen Newman ...................       48        Vice President and General
                                                 Manager, Head, Neck & Spine
                                                 Microsurgery division

Robert J. De Vaere .............       41        Chief Financial Officer, Vice
                                                 President of Finance and
                                                 Administration and Secretary

     JOHN R. LYON. Mr. Lyon is an incumbent Class III director of the Company. See "Election of Directors" for a discussion of Mr. Lyon's business experience.

     KOICHIRO (KEN) HORI. Mr. Hori co-founded Vista Medical and served as Executive Vice President and Chief Technical Officer prior to being appointed Senior Vice President, Advanced Technology in December 1996. Mr. Hori also served as a director of the Company from July 1995 to December 1996. Prior to co- founding the Company, Mr. Hori served as President of Technology for Imaging, which was subsequently acquired by Bristol-Myers Squibb, from December 1985 to May 1992 and then founded Oktas, Inc. in November 1992 and served as its President until December 1996. Oktas, Inc. was a wholly-owned subsidiary of the Company from July 1995 through December 1996, when it was legally dissolved as a separate entity and its assets were transferred to the Company. Mr. Hori earned his B.S.E.E. from Tokyo's Nihon University College of Science and Engineering.

     ALLEN NEWMAN. Mr. Newman joined Vista Medical in June 1994 and served as the Company's Vice President, Business Development until being appointed Vice President and General Manager of the Company's Head, Neck & Spine Microsurgery division in December 1996. Prior to joining the Company, Mr. Newman served as president of Newman Medical, a medical consultancy, from October 1992 through June 1994. Previously, he served as Vice President of Business Development at Birtcher Medical Systems from March through October 1992 and in various sales and management positions at Karl Storz Endoscopy America from 1982 through February 1992, serving as Vice President, Sales and Marketing from 1989. Mr. Newman holds a B.A. from California State University (Sonoma) and graduated from the Medical Marketing Program of the John E. Anderson Graduate School of Business at the University of California, Los Angeles ("UCLA").

     ROBERT J. DE VAERE. Mr. De Vaere has served as Chief Financial Officer since December 1996 and as Vice President of Finance and Administration for the Company since January 1996. From January 1991 until joining Vista Medical, Mr. De Vaere served in various financial roles at several of Kaiser Aerospace's business units, most recently as Director of Finance and Business Management at Kaiser Electro-Optics. Mr. De Vaere holds a B.S. from UCLA.

                    EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation earned, by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company, for services rendered in all capacities to the Company for the fiscal years ended December 31, 1996, 1997 and 1998. No executive officers who would have otherwise been includable in such table on the basis of salary and bonus earned for the 1998 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the "Named Executive Officers".


                            SUMMARY COMPENSATION TABLE(1)


                                                         Annual Compensation          Long-Term Compensation Awards
                                                       -----------------------     ------------------------------------
                                                                                      Securities
                                                                                      Underlying           All Other
Name and Principal Position                     Year    Salary (2)      Bonus       Options/SARS (#)      Compensation
                                               ------  ------------    -------     ------------------    --------------
John R. Lyon . . . . . . . . . . . . . . .     1996      $149,510     $75,000(3)        246,000                --
President, Chief Executive Officer and         1997       164,423      50,000            20,000                --
Director                                       1998       206,346          --            20,000                --

Koichiro Hori. . . . . . . . . . . . . . .     1996       129,754      32,400(3)         75,000                --
Senior Vice President,                         1997       130,000      25,000            10,000                --
Advanced Technology                            1998       142,500          --            10,000                --

Allen Newman . . . . . . . . . . . . . . .     1996       129,696      32,200(3)        135,000                --
Vice President and General Manager,            1997       139,616      35,000            10,000                --
Head, Neck & Spine Microsurgery                1998       155,385       2,500            10,000                --
Division

Nancy M. Briefs. . . . . . . . . . . . . .     1996       118,582      32,000(3)        135,000                --
Vice President and General Manager,            1997       139,577      38,000            10,000                --
CardioThoracic Surgery division                1998       159,384          --                --                --

Robert J. De Vaere . . . . . . . . . . . .     1996        90,006      16,000(3)         35,625                --
Chief Financial Officer, Vice                  1997       117,654      30,000            16,250                --
President of Finance and Administration        1998       134,808       2,500            22,000                --
and Secretary

(1) Pursuant to Instruction to Item 402(b) of Regulation S-K promulgated by the Securities and Exchange Commission (the "Commission"), information with respect to fiscal years prior to1996 has not been included as the Company was not a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the information has not been previously reported to the Commission in response to a filing requirement.

(2)    Includes amounts deferred pursuant to the Company's 401(k) Plan.

(3) Includes cash payments for bonuses accrued for and related to 1995 and 1996 services.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

       The following table sets forth information concerning stock option grants made to each of the Named Executive Officers for the 1998 Fiscal Year. The Company granted no stock appreciation rights ("SARs") to Named Executive Officers during 1998.


                          OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             Potential Realizable
                                                                                               Value at Assumed
                                                                                                Annual Rates of
                                                                                                  Stock Price
                                                                                               Appreciation for
                               Individual Grants                                                Option Term (2)
                               ---------------------------------------------------------    -------------------------
                                 Number of    % of Total
                                Securities      Options
                                Underlying     Granted to     Exercise
                                  Options     Employees in    Price Per      Expiration
Name                              Granted      Fiscal Year    Share (1)         Date              5%            10%
----                           ------------   -------------   ---------      -----------      ---------      --------
John R. Lyon. . . . .             20,000          7.2%        $ 2.25         12/08/2008       $ 28,300      $ 71,718

Koichiro Hori . . . .             10,000          3.6           2.25         12/08/2008         14,150        35,859

Allen Newman. . . . .             10,000          3.6           2.25         12/08/2008         14,150        35,859

Nancy M. Briefs . . .                 --           --             --                 --             --            --

Robert J. De Vaere. .             10,000          3.6           5.06         06/08/2008         31,822        80,643
                                  12,000          4.3           2.25         12/08/2008         16,980        43,031

(1) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the dates the respective options were granted as determined by the Board in accordance with certain provisions of the 1997 Stock Option/Stock Issuance Plan based on the closing selling price per share of a share of Common Stock on the date in question as reported by the Nasdaq National Market.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission. The price used for computing this appreciation is the exercise price of the options. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other defined level.

OPTION EXERCISES AND HOLDINGS

     The following table provides information concerning option exercises during 1998 by the Named Executive Officers and the value of unexercised options held by each of the Named Executive Officers as of December 31, 1998. No SARs were exercised during 1998 or outstanding as of December 31, 1998.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                    Number of Securities                Value of Unexercised
                                                                   Underlying Unexercised               In-The-Money Options
                                   Shares                       Options at December 31, 1998          At December 31, 1998 (3)
                                 Acquired on       Value       -------------------------------     -------------------------------
Name                             Exercise (#)   Realized (1)   Exercisable (2)   Unexercisable     Exercisable (2)   Unexercisable
----                             ------------   ------------   ---------------   -------------     ---------------   -------------
John R. Lyon . . . . .                --             --           250,000           36,000            $667,290          $13,800

Koichiro Hori. . . . .                --             --            77,500           17,500             205,500            6,900

Allen Newman . . . . .                --             --           137,000           18,000             365,400            6,900

Nancy M. Briefs. . . .                --             --            99,875                0             259,998                0

Robert J. De Vaere . .                --             --             8,417           33,583               8,025            8,280

(1) "Value realized" is calculated on the basis of the fair market value of the Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2) The options are immediately exercisable; however, any shares purchased upon exercise may be subject to rights of repurchase on the part of the Company which lapse at various times over the next five years.

(3) "Value" is defined as fair market price of the Common Stock at fiscal year-end ($2.94) less exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The Compensation Committee of the Company's Board of Directors currently consists of Dr. Blair and Mr. Binkley. Neither of these individuals was an officer or employee of the Company at any time during the 1998 Fiscal Year or at any other time. Mr. Lyon, the Company's President and Chief Executive Officer, participated in the deliberations of the Compensation Committee regarding executive compensation that occurred during 1998, but did not take part in the deliberations regarding his own compensation.

       No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

EMPLOYMENT ARRANGEMENTS AND CHANGE IN CONTROL AGREEMENTS

       Pursuant to an agreement entered into on December 28, 1998, the Company has agreed to continue to pay Mr. Lyon his salary, and to continue to provide certain health care benefits, for a period of twelve (12) months in the event of his involuntary termination following a change in control of the Company.

       Pursuant to agreements entered into on December 28, 1998, the Company has agreed to continue to pay Messrs. Hori, Newman and De Vaere their salaries, and to continue to provide certain health care benefits, for a period of nine
(9) months in the event of their involuntary termination following a change in control of the Company.

       Fifty percent of certain unvested shares subject to options outstanding to the Company's executive officers will immediately vest if the Company is acquired by a merger or asset sale, unless the Company's repurchase rights with respect to those shares are transferred to the acquiring entity. The other 50% of these shares vest if the employee is terminated without cause within two years of the merger or asset sale.

      NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES AND EXCHANGES ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 16 SHALL NOT BE INCORPORATED INTO ANY SUCH FILINGS.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the Company's executive officers under the Company's 1997 Stock Option/Stock Issuance Plan.

      The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

      GENERAL COMPENSATION POLICY. The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities which are based upon their personal performance, the financial performance of the Company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance; (ii) annual variable performance awards payable in cash and tied to the Company's achievement of performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

      FACTORS. The principal factors that were taken into account in establishing each executive officer's compensation package for the 1998 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

      BASE SALARY. In setting base salaries, the Compensation Committee reviewed published compensation survey data for its industry. The Committee also identified a group of companies for comparative compensation purposes for which it reviewed detailed compensation data incorporated into their proxy statements. The base salary for each officer reflects the salary levels for comparable positions in the published surveys and the comparative group of companies, as well as the individual's personal performance and internal alignment considerations. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company's performance and profitability may also be a factor in determining the base salaries of executive officers.

      ANNUAL INCENTIVES. Annual incentives in the form of cash bonuses were awarded by the Compensation Committee based upon its evaluation of the performance of each executive officer and the achievement of the Company's performance goals during the year which included revenue growth, operating income, earnings per share and product commercialization. In 1998, annual incentive compensation awarded to the Named Executive Officers totaled in the aggregate $5,000.

      LONG TERM INCENTIVES. Generally, stock option grants are made annually by the Compensation Committee to each of the Company's executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Each option becomes exercisable in a series of installments over a five-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

      The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

      CEO COMPENSATION. In setting the total compensation payable to Mr. Lyon, the Company's President and CEO for the 1998 fiscal year, the Compensation Committee sought to make that compensation competitive with the compensation paid to the chief executive officers of the companies in the surveyed group, while at the same time assuring that a significant percentage of compensation was tied to Company performance and achievement of its goals.

      The Compensation Committee adjusted Mr. Lyon's base salary for the 1998 fiscal year in recognition of his personal performance and with the objective of maintaining his base salary at a competitive level when compared with the base salary levels in effect for similarly situated chief executive officers. Mr. Lyon did not receive an incentive bonus during 1998.

      The Compensation Committee also awarded a stock option grant to Mr. Lyon in fiscal 1998 in order to provide him with an equity incentive to continue contributing to the financial success of the Company. The option will have value for Mr. Lyon only if the market price of the underlying option shares appreciates over the market price in effect on the date the grant was made.

      COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m). The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless compensation is performance based. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Committee believes that any options granted under the Company's stock option plan will meet the requirement of being performance based under the transition provisions provided in the regulations under Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

      It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

      Submitted by the Compensation Committee of the Company's Board of Directors.

STOCK PERFORMANCE GRAPH

      The graph depicted below shows a comparison of cumulative total stockholder returns for the Company, the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market - U.S. Index") and the Hambrecht and Quist Healthcare - Excluding Biotech Index (the "H&Q Healthcare - Excluding Biotech Index"). The graph covers the period from July 2, 1997, the commencement date of the Company's initial public offering of shares of its Common Stock, to December 31, 1998. The total return for the Company's Common Stock and each index assumes that $100 was invested on July 2, 1997 and that all dividends were reinvested, although dividends have not been declared on the Company's Common Stock. The stockholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future stockholder returns.

                                                        Nasdaq Stock Market                     H&Q Healthcare
  Date                          Vista Medical              - U.S. Index                    -Excluding Biotech Index
  -----                        ---------------        --------------------------        -------------------------------
July 2, 1997                       100.00                     100.00                                 100.00
July 1997                          100.00                     109.57                                 102.67
August 1997                        112.50                     109.40                                  97.53
September 1997                     165.28                     115.87                                 102.00
October 1997                       138.89                     109.87                                  96.95
November 1997                      101.39                     110.42                                  98.76
December 1997                      137.50                     108.65                                 101.98
January 1998                       111.11                     112.08                                 102.18
February 1998                      115.28                     122.60                                 111.63
March 1998                         123.61                     127.13                                 115.96
April 1998                         106.94                     129.29                                 119.62
May 1998                            59.72                     122.19                                 114.89
June 1998                           56.25                     130.81                                 118.15
July 1998                           37.50                     129.43                                 115.97
August 1998                         23.61                     104.05                                  96.43
September 1998                      29.86                     118.42                                 104.29
October 1998                        26.39                     123.26                                 109.85
November 1998                       27.78                     135.41                                 116.55
December 1998                       32.64                     152.73                                 123.91

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company's Registration Statement on Form S-1 pursuant to which the Company completed its initial public offering ("IPO") was declared effective on July 2, 1997. As part of the IPO, each four shares of the Company's Preferred Stock automatically converted into three shares of Common Stock and all outstanding warrants to purchase shares of the Company's Preferred Stock automatically converted into the right to acquire a number of shares of Common Stock (adjusted for the three-for-four reverse stock split) at the same exercise price.

      Since its formation in July 1993, the Company has issued, in private placement transactions, shares of its Preferred Stock as follows: 8,094,340 shares of Series A-1 Preferred Stock at a price of $1.325 per share in July 1995; 154,581 shares of Series A-3 Preferred Stock at a price of $1.325 per share in September 1995; 1,325,331 shares of Series B Preferred Stock at a price of $4.00 per share in July 1996; and 2,000,000 shares of Series C Preferred Stock at a price of $5.00 per share in November 1996. The purchasers of Preferred Stock include, among others, the following executive officers and holders of more than five percent of the Company's outstanding stock and their respective affiliates:

                                                        Series A-1                                                 Total
Executive Officers, Directors and 5% Stockholders    Preferred Stock   Series A-3    Series B    Series C      Consideration
-------------------------------------------------    ---------------   ----------    --------    --------      -------------
Funds advised by Domain Associates (1). . . .           2,113,207         32,215     326,341           --       $4,148,048

SBIC Partners, L.P. (2) . . . . . . . . . . .           1,886,792             --     291,375           --        3,665,499

Foster City Partners (3). . . . . . . . . . .           1,792,453             --     276,807           --        3,482,228

Biotechnology Investments Limited . . . . . .           1,056,604         15,875     163,170           --        2,073,715

One Liberty Fund III, L.P. (4). . . . . . . .             747,170             --     115,385           --        1,451,540

Koichiro Hori . . . . . . . . . . . . . . . .             264,151             --       8,244           --          382,976

Nancy M. Briefs . . . . . . . . . . . . . . .                  --             --      50,000           --          200,000

Medtronic Asset Management, Inc. (5). . . . .                  --             --          --    2,000,000       10,000,000

(1) Includes Domain Partners III, L.P., DP III Associates, L.P. and Domain Partners II, L.P., associated with Dr. Blair.

(2)   Associated with Mr. Binkley.

(3) Includes shares of Series A-1 Preferred Stock originally issued to Kaiser Aerospace and subsequently transferred to Foster City Partners in June 1996. Does not include 750 shares of Common Stock held by Kaiser Aerospace.

(4)   Associated with Mr. Holland.

(5)   A wholly-owned subsidiary of Medtronic, Inc.

      Holders of converted Preferred Stock are entitled to certain registration rights with respect to the Common Stock issued upon conversion of such shares.

      Vista Medical was founded as a wholly-owned subsidiary of Kaiser
Aerospace in July 1993. Kaiser Aerospace financed the initial operations of the Company through cash advances aggregating $5.4 million.

      In July 1995, the Company raised approximately $8 million from various venture capital funds, including funds which are principal stockholders of the Company and/or are affiliated with directors of the Company, in a private placement of its Series A-1 Preferred Stock. The Company repaid its indebtedness to Kaiser Aerospace by permitting Kaiser Aerospace to cancel $2.4 million of indebtedness owed by the Company as payment for shares of Series A-1 Preferred Stock and by repaying an additional $3 million debt owed to Kaiser Aerospace with funds received pursuant to the private placement transaction. As part of this Series A-1 Preferred Stock financing, the Company also acquired Oktas, Inc. as its wholly-owned subsidiary pursuant to the receipt of all of the outstanding shares of Oktas, Inc. as payment for shares of Series A-1 Preferred Stock received by Mr. Koichiro Hori, the founder and sole shareholder of Oktas, Inc. and currently an executive officer of the Company.

      In July 1995, the Company entered into a Manufacturing Supply Agreement with Kaiser Electro-Optics, a subsidiary of Kaiser Aerospace. This agreement was subsequently amended in December 1997. In December 1997, the Company entered into a Technology Strategic Alliance: Memorandum of Understanding (the "Technology Strategic Alliance") with Kaiser Aerospace, which superseded a similar agreement entered into by the Company and Kaiser Electro-Optics in July 1995. The Technology Strategic Alliance provides that the Company and Kaiser Aerospace, represented by its subsidiary Kaiser Electro-Optics, will cooperate in joint development programs related to the head-mounted display ("HMD") as appropriate to be negotiated on an arms-length and project-by-project basis for a five-year term. The Company contracts with Kaiser Electro-Optics for development and manufacturing services related to the Company's HMD, including initial production quantities for the HMD. The Manufacturing Supply Agreement provides that Kaiser Electro-Optics will be the Company's preferred supplier for a five-year period for not less than 75% of its requirements for the optical subassembly of the Company's HMD, provided that pricing and other terms are competitive and mutually agreed upon. Pursuant to the Technology Strategic Alliance, Kaiser Aerospace granted the Company a right of first refusal to exclusively license independently developed new technology or devices for medical applications. Reciprocally, in December 1997, the Company entered into a License Agreement with Kaiser Aerospace pursuant to which the Company exclusively licensed to Kaiser Aerospace the right to manufacture and distribute industrial and professional versions of its HMD in market segments other than medicine in return for an upfront payment and royalties based on sales.

      In July 1996, the Company raised approximately $4.3 million in cash from Foster City Partners, various venture capital funds, including funds which are principal stockholders of the Company and/or affiliated with directors of the Company, and other accredited investors in a private placement of its Series B Preferred Stock. The Company repaid its indebtedness to certain of the venture capital funds by permitting such funds to cancel approximately $0.8 million of indebtedness owed by the Company as consideration for shares of Series B Preferred Stock.

      In September 1995, the Company purchased substantially all of the assets of American Surgical Technologies Corporation ("AST"), which was engaged in the business of designing, developing, marketing and supporting stereoscopic endoscopes. The purchase price for such assets consisted of $25,000 and 154,581 shares of Series A-3 Preferred Stock of Vista Medical, which was non-voting stock. Pursuant to its rights under the purchase agreement, AST assigned its rights to receive the consideration payable by Vista Medical to various venture capital funds, including funds which are principal stockholders of the Company and/or are affiliated with directors of the Company. The Company's acquisition of the assets of AST was accounted for using the purchase method of accounting with the assets being recorded at their estimated fair values at the date of acquisition.

      In September 1994, the Company entered into a license agreement with Allen Newman, currently an executive officer of the Company, under which Mr. Newman granted the Company an exclusive license to use the Newman Technology. In December 1996, the Company and Urohealth Systems, Inc., which changed its name to Imagyn Medical Technologies in 1997 ("Imagyn") entered into a license agreement under which the Company exclusively sublicensed the Newman Technology to Urohealth for use in gynecology, urology and general surgery on a worldwide basis. In connection with the license agreement, the parties entered into a consulting agreement whereby Vista Medical agreed to use its reasonable efforts to provide the services of Mr. Newman as a consultant. The Newman license agreement was amended in December 1996 to permit the Company to sublicense the Newman Technology to Urohealth. In connection with the amendment of the Newman license agreement, the Company paid Mr. Newman $200,000 and agreed to pay Mr. Newman 50% of the royalties received from Urohealth. Previously, the Company made advance royalty payments of $37,500 to Mr. Newman in connection with the execution of the initial license agreement.

      In November 1996, Vista Medical and Medtronic, Inc. entered into a strategic alliance providing for the distribution and co-promotion of the Company's current and future visualization and information systems for cardiac surgery, including the Series 8000. In connection with entering into a co-promotion agreement, Medtronic, Inc. made a $10 million equity investment in the Company and received 2,000,000 shares of Series C Preferred Stock, which automatically converted into1,500,000 shares of Common Stock in connection with the IPO.

      In May 1996, the Company loaned certain officers of the Company an aggregate of $63,750 in connection with the exercise of certain stock options by such officers.

      All of the Company's officers are employed by the Company at will.

      The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company expects that all future transactions between the Company and its officers, directors and principal stockholders and their affiliates will be approved in accordance with the Delaware General Corporation Law by a majority of the Board, as well as by a majority of the independent and disinterested directors of the Board, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

      The Company's Second Restated Certificate of Incorporation eliminates, subject to certain exceptions, directors' personal liability to the Company or its stockholders for monetary damages for breaches of fiduciary duties. The Second Restated Certificate of Incorporation does not, however, eliminate or limit the personal liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit.

      The Company's Restated Bylaws provide that the Company shall indemnify its directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law and may indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law. In addition, the Company has entered into indemnification agreements with its directors and officers. The indemnification agreements contain provisions that require the Company, among other things, to indemnify its directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of the Company or other entities to which they provide service at the request of the Company and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers. The Company has obtained an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which the Company is required to indemnify them, subject to certain exclusions.

      As of the date of this Proxy Statement, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based solely on a review of the copies of such reports furnished to the Company, or written representations that no Form 5s were required, Vista Medical believes that, during the period from January 1, 1998 through December 31, 1998, all reporting requirements under Section 16(a) were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners except as set forth below:

Nancy Briefs failed to file two (2) Form 4's on a timely basis in 1998, covering a total of five (5) dispositions of the Company's Common Stock. Ms. Briefs subsequently reported these transactions on a Form 5 filed for the year ended December 31, 1998.

                    STOCKHOLDER PROPOSALS FOR 1999 PROXY STATEMENT

      Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting must be received no later than December 31, 1999, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                    ANNUAL REPORT

      A copy of the Annual Report of the Company for the 1998 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

      THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR ABOUT MARCH 29, 1999. STOCKHOLDERS MAY OBTAIN A COPY OF THIS REPORT, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, WITHOUT CHARGE, BY WRITING TO ROBERT J. DE VAERE, CHIEF FINANCIAL OFFICER AND VICE PRESIDENT OF FINANCE AND ADMINISTRATION OF THE COMPANY, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES LOCATED AT 5451 AVENIDA ENCINAS, SUITE A, CARLSBAD, CALIFORNIA 92008.

                                    OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                                             THE BOARD OF DIRECTORS OF VISTA
                                             MEDICAL TECHNOLOGIES, INC.

Dated: April 28, 1999

                                     DETACH HERE
--------------------------------------------------------------------------------

                                        PROXY

                           VISTA MEDICAL TECHNOLOGIES, INC.

                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints John R. Lyon and Robert J. De Vaere jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vista Medical Technologies, Inc. to be held on Tuesday, June 8, 1999, or at any postponement or adjournments thereof, as specified on this proxy, and to vote in his discretion on such other business as may properly come before the meeting and any adjournments thereof.


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.


SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
  SIDE                                                                SIDE

                                                            THIS IS YOUR PROXY.
                                                        YOUR VOTE IS IMPORTANT.


Vista Medical Technologies, Inc. develops, manufactures and markets proprietary visualization and information systems that enable minimally invasive surgical solutions in cardiothoracic, head, neck and spine and other selected microsurgical procedures.


                                     DETACH HERE
--------------------------------------------------------------------------------

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

1.   Election of Directors.

     Nominees: Nicholas B. Binkley and Larry M. Osterink will stand for election to the Board for terms to expire in 2002.

       FOR                   WITHHELD
      BOTH   /  /       /  / FROM BOTH
    NOMINEES                 NOMINEES


/  / _______________________________________
     For both nominees except as noted above


2.   Ratification of Accountants
     Ratification and approval of the selection of Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 1999.

                       FOR            AGAINST             ABSTAIN

                       /  /             /  /                /  /


Unless otherwise specified by the undersigned, this proxy will be voted FOR Proposals 1 and 2 and will be voted by the proxyholders at their discretion as to any other matters properly transacted at the Meeting or any adjournments thereof. To vote in accordance with the Board of Directors' recommendations just sign below, no boxes need be checked.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT           /  /

MARK HERE IF YOU PLAN TO ATTEND THE MEETING            /  /

Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the name of more than one person, each should sign.


Signature:___________________Date:_______________

Signature:___________________Date:_______________